

                               SUMMIT EQUITIES. INC.
                              (PARENT COMPANY ONLY)
                                DECEMBER 31, 1995
==========================================================================

 ASSETS
========

CASH                                                           $10,605.00

         TOTAL ASSETS                                          $10,605.00
         =================                                  ==============


 LIABILITIES AND SHAREHOLDERS EQUITY
 ============================================

 LIABILITIES
 ==============


 RESERVE FOR FED TAXES                                $0.00
 RESERVE FOR STATE TAXES                              $0.00
 TOTAL RESERVE FOR TAXES                                            $0.00
                                                           --------------

        TOTAL LIABILITIES                                           $0.00
        ====================

 SHAREHOLDERS EQUITY
 ===================

 COMMON STOCK                                    $10,000.00
 RETAINED EARNINGS                                  $348.00
 PROFIT/LOSS YEAR-TO-DATE                           $257.00
                                           ----------------
                                                 $10,605.00


        TOTAL SHAREHOLDERS EQUITY                              $10,605.00
        -------------------------                          --------------

        TOTAL LIABILITIES &
        SHAREHOLDERS EQUITY                                    $10,605.00
        =======================                            ==============




                               SUMMIT EQUITIES, INC.
                              (PARENT COMPANY ONLY)
                                DECEMBER 31, 1995
===========================================================================

 INCOME
 ========

 INTEREST INCOME - MMA & TCD                        $257.00
 INTEREST INCOME - LOANS                              $0.00
 OTHER INCOME                                         $0.00
                                                   --------

        TOTAL INCOME                                             $257.00
        ============

 EXPENSE
 ========

 BUILDING DEPRECIATION                                $0.00
 ANNUAL REPORT & MEETING EXPENSE                      $0.00
 MISCELLANEOUS EXPENSE                                $0.00
 LEGAL                                                $0.00
 PROPERTY/TAXES                                       $0.00
                                                   --------

        TOTAL EXPENSES                                             $0.00
        ==================                                       --------

        INCOME BEFORE TAXES &
        EARNINGS OF SUBSIDIARY                                   $257.00
        ======================

 PROVISION FOR TAXES
 ==================

 FEDERAL INCOME TAX PROVISION                       $0.00
 STATE INCOME TAX PROVISION                         $0.00
         TOTAL TAX PROVISION                                       $0.00
                                                                  -------



        NET INCOME                                               $257.00
        ==========                                               =======

